UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2012

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described below in Item 5.07, on June 7, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Concho Resources Inc. (the “Company”), the stockholders of the Company approved and adopted an amendment and restatement of the Concho Resources Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”) which previously had been approved by the Company’s Board of Directors and the Company’s stockholders in 2006, which was prior to the closing of the initial public offering of the Company’s common stock.

Previously, on April 19, 2012, the Company’s Board of Directors approved an amendment and restatement of the Stock Incentive Plan that: (a) increases the number of shares of common stock that the Company may issue under the Stock Incentive Plan, and the number of shares of common stock that may be issued under the Stock Incentive Plan through incentive stock options, by 1,650,000 shares; (b) extends the term of the Stock Incentive Plan until April 18, 2022; (c) provides the Company with the ability to grant performance awards; (d) prohibits any repricing of stock options awarded under the Stock Incentive Plan without prior approval of the Company’s stockholders; (e) provides for certain adjustments to outstanding awards that may be made in connection with a Corporate Change (as defined in the amended and restated Stock Incentive Plan) no sooner than effective as of the consummation of such Corporate Change; and (f) made adjustments to the Stock Incentive Plan so that certain awards may qualify as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and be fully deductible by the Company, including (i) limiting the number of shares of common stock that may be subject to awards denominated in such shares granted under the plan to any one individual during the period beginning on April 19, 2012 and ending on the last day of the term of the plan to 50% of the number of shares being added to the plan as described in clause (a) above, (ii) providing that the maximum amount of compensation that may be paid under all performance awards that are not denominated in shares of common stock granted to any one individual during any calendar year may not exceed $15,000,000, and (iii) specifying certain performance criteria that may be used for purposes of establishing performance goals under performance awards and determining the vesting of restricted stock awards.

For more information about the amended and restated Stock Incentive Plan, please read the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2012.

The foregoing description of the amended and restated Stock Incentive Plan is summary only and is qualified in its entirety by reference to the complete text of the amended and restated Stock Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 7, 2012. At the Annual Meeting, the Company’s stockholders were requested to (i) elect three Class II directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2015 Annual Meeting of Stockholders, (ii) ratify the Audit Committee of the Board of Directors’ selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, (iii) approve an amendment and restatement of the Concho Resources Inc. 2006 Stock Incentive Plan and (iv) approve, on an advisory basis, the compensation of the Company’s named executive officers. Each of these items is more fully described in the Company’s definitive proxy statement, which was filed with the SEC on April 27, 2012.

The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class II Directors: The election of each Class II director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Steven L. Beal	88,500,738	2,406,674	5,868,627
Tucker S. Bridwell	89,801,849	1,105,563	5,868,627
Mark B. Puckett	89,585,311	1,322,101	5,868,627

Proposal No. 2 — Ratification of the Selection of Grant Thornton LLP: The ratification of the selection of Grant Thornton LLP was approved as follows:

For	Against	Abstain
95,208,837	1,549,952	17,250

Proposal No. 3 — Approval of the Amendment to and Restatement of Concho Resources Inc. 2006 Stock Incentive Plan: The amendment and restatement of the Concho Resources Inc. 2006 Stock Incentive Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
87,190,000	3,679,004	38,408	5,868,627

Proposal No. 4 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers: The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
89,910,301	957,123	39,988	5,868,627

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Concho Resources Inc. 2006 Stock Incentive Plan, as Amended and Restated, effective April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: June 11, 2012	By:	/s/ C. WILLIAM GIRAUD
	Name:	C. William Giraud
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Concho Resources Inc. 2006 Stock Incentive Plan, as Amended and Restated, effective April 19, 2012.